Atlanta

Southern California

Phoenix

EARNINGS RELEASE

AND SUPPLEMENTAL INFORMATION

Seattle

South Florida

Orlando

SECOND QUARTER 2019

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Second Quarter 2019 Results
Dallas, TX, July 30, 2019 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), a leading owner and operator of single-family rental homes in the United States, today announced its second quarter 2019 financial and operating results.

Second Quarter 2019 Highlights

•
Year over year, total revenues increased 2.1% to $442 million, total property operating and maintenance expenses increased 0.7% to $167 million, and net income attributable to common stockholders increased to $39 million, or $0.07 per share.

•	Core FFO per share increased 5.2% year over year to $0.31, and AFFO per share increased 4.1% year over year to $0.25.

•	Same Store NOI grew 6.1% year over year on 4.2% Same Store Core revenue growth and 0.6% Same Store Core operating expense growth.

•	Same Store average occupancy was 96.5%, up 40 basis points year over year.

•	Same Store renewal rent growth of 5.4% and Same Store new lease rent growth of 5.2% drove Same Store blended rent growth to 5.3%, 60 basis points higher year over year.

•
As previously announced, in the second quarter of 2019 the Company completed a $115 million bulk acquisition of 463 homes in in-fill submarkets of Las Vegas and Atlanta that overlap closely with the Company's existing portfolio in those markets. Total acquisition and disposition volume in the quarter was $211 million and $205 million, respectively, as the Company continued to execute its capital recycling plan to further enhance portfolio quality.

•
As previously announced, in the second quarter of 2019 the Company closed its first ever term loan from a life insurance company, with a principal amount of $403 million. The loan ("IH 2019-1") has a twelve-year term, with total cost of funds fixed at 3.59% for the first 11 years and floating at LIBOR + 147 basis points in the twelfth year. Structural features of the loan provide for more flexibility in collateral release and substitution rights than most of the Company's other financings to date. Proceeds from the loan were used to repay secured debt.

•
The Company repaid $529 million of secured debt in the second quarter of 2019 with proceeds from IH 2019-1 and other cash on hand. As a result, the Company has no debt maturing prior to 2022. In July 2019, the Company voluntarily prepaid an additional $50 million of secured debt.

•
In accordance with its previously announced intent, on July 1, 2019 the Company completed settling conversions of its 3.0% Convertible Notes due July 1, 2019 ("2019 Convertible Notes") with common shares. Conversion of the 2019 Convertible Notes reduced pro forma net debt / EBITDAre to 8.4x, down from 9.0x at the end of 2018.

•
In the second quarter of 2019, affiliates of Blackstone completed two secondary offerings totaling 77.5 million shares of Invitation Homes common stock. Invitation Homes did not receive any proceeds from the transactions. After the transactions, Blackstone's ownership decreased to approximately 19% of total common shares and units outstanding as of June 30, 2019, pro forma the conversion of the 2019 Convertible Notes.

President & Chief Executive Officer Dallas Tanner comments: "We continued to execute well in the second quarter, leveraging strong fundamentals and our fully-integrated operating platform to drive another quarter of outstanding resident service and better-than-expected Same Store NOI growth of 6.1%. The strong leasing momentum with which we started the year has continued into peak season, as rent growth exceeded our expectations and prior year levels in the second quarter, while at the same time occupancy remained higher year over year at 96.5%. Enhancements to operating efficiency also remain a tailwind, with controllable expenses, net of resident recoveries, down over 7% year over year in the second quarter.

"We continue to see tremendous opportunity to refine and grow our business to enhance the experience of our residents, associates, and communities, while at the same time driving outsized risk-adjusted returns for shareholders. With excellent execution through the first half of the year, and supply and demand fundamentals that remain favorable in our markets, we are increasing the midpoint of our FY 2019 Same Store NOI growth guidance range by 75 basis points to 5.25%, and increasing the midpoints of our FY 2019 Core FFO and AFFO per share guidance ranges by $0.01 to $1.26 and $1.04, respectively."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Net income (loss) (1)	$0.07	$(0.03)	$0.11	$(0.06)
FFO (1)	0.28	0.24	0.54	0.47
Core FFO (2)	0.31	0.29	0.64	0.58
AFFO (2)	0.25	0.24	0.53	0.48

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share in Q2 2019 and YTD 2019 are calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issued upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income per share in Q2 2019 and YTD 2019 do not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income per share.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issued upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Net Income (Loss)
Net income in the second quarter of 2019 was $0.07 per share, compared to a net loss of $0.03 per share in the second quarter of 2018. Total revenues and total property operating and maintenance expenses in the second quarter of 2019 were $442 million and $167 million, respectively, compared to $432 million and $165 million, respectively, in the second quarter of 2018.

Net income in YTD 2019 was $0.11 per share, compared to a net loss of $0.06 per share in YTD 2018. Total revenues and total property operating and maintenance expenses in YTD 2019 were $877 million and $327 million, respectively, compared to $856 million and $326 million, respectively, in YTD 2018.

Core FFO
Year over year, Core FFO in the second quarter of 2019 increased 5.2% to $0.31 per share, primarily due to an increase in NOI and lower cash interest expense.

Year over year, Core FFO in YTD 2019 increased 9.7% to $0.64 per share, primarily due to an increase in NOI and lower cash interest expense.

AFFO
Year over year, AFFO in the second quarter of 2019 increased 4.1% to $0.25 per share, primarily driven by the increase in Core FFO described above.

Year over year, AFFO in YTD 2019 increased 10.7% to $0.53 per share, primarily driven by the increase in Core FFO described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	72,787

	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Core revenue growth (year-over-year)	4.2%		4.5%
Core operating expense growth (year-over-year)	0.6%		0.3%
NOI growth (year-over-year)	6.1%		6.8%

Average occupancy	96.5%	96.1%	96.5%	95.9%
Turnover rate	8.5%	9.5%	14.8%	17.2%

Rental rate growth (lease-over-lease):
Renewals	5.4%	4.7%	5.3%	4.8%
New leases	5.2%	4.8%	4.5%	3.7%
Blended	5.3%	4.7%	5.0%	4.4%

Same Store NOI
For the Same Store portfolio of 72,787 homes, second quarter 2019 Same Store NOI increased 6.1% year over year on Same Store Core revenue growth of 4.2% and Same Store Core operating expense growth of 0.6%.

YTD 2019 Same Store NOI increased 6.8% year over year on Same Store Core revenue growth of 4.5% and Same Store Core operating expense growth of 0.3%.

Same Store Core Revenues
Second quarter 2019 Same Store Core revenue growth of 4.2% year over year was driven by a 4.0% increase in average monthly rent and a 40 basis point increase in average occupancy to 96.5%.

YTD 2019 Same Store Core revenue growth of 4.5% year over year was driven by a 4.1% increase in average monthly rent and a 60 basis point increase in average occupancy to 96.5%.

Same Store Core Operating Expenses
Second quarter 2019 Same Store Core operating expenses increased 0.6% year over year. Same Store controllable expenses, net of resident recoveries, decreased 7.2% year over year, driven most significantly by lower turnover, repairs and maintenance ("R&M"), and personnel costs. Offsetting the improvement in controllable expenses was a 7.0% year over year increase in Same Store property taxes.

YTD 2019 Same Store Core operating expenses increased 0.3% year over year. Same Store controllable expenses, net of resident recoveries, decreased 8.6% year over year, driven most significantly by lower turnover, R&M, and personnel costs. Year-over-year improvement in R&M expense was primarily attributable to process refinements resulting in more efficient delivery of high-quality care for residents and homes, in addition to a favorable first quarter comparison resulting from higher-than-normal work order volume in the first quarter of 2018. The favorable factors impacting controllable expense growth were partially offset by a negative impact from last year's realignment of utility bill-back timing that resulted in higher than normal resident recoveries in the first quarter of 2018. Same Store property taxes increased 5.9% year over year.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 4

Investment Management Activity
In the second quarter of 2019, Invitation Homes acquired 740 homes for $211 million, including estimated renovation costs, and sold 779 homes for gross proceeds of $205 million, resulting in a total portfolio home count of 80,322 homes as of June 30, 2019. Acquisitions in the quarter included the previously announced $115 million bulk acquisition of 297 homes in Las Vegas and 166 homes in Atlanta, located within in-fill submarkets that overlap closely with Invitation Homes' existing footprint in those markets.

In YTD 2019, the Company acquired 948 homes for $273 million, including estimated renovation costs, and sold 1,433 homes for gross proceeds of $360 million.

Balance Sheet and Capital Markets Activity
As of June 30, 2019, the Company had $1,077 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of June 30, 2019 was $9,036 million, consisting of $6,961 million of secured debt and $2,075 million of unsecured debt.

As previously announced, in the second quarter of 2019 the Company completed a $403 million twelve-year secured term loan (IH 2019-1) with a U.K.-based life insurance company. Total cost of funds for the loan is fixed at 3.59% for the first 11 years, and then floats at LIBOR + 147 basis points in the twelfth year. The loan is prepayable with yield maintenance during the first 11 years, and prepayable with no yield maintenance in year 12. Structural features of the loan provide for more flexibility than in most of the Company's other secured financings to date.  Invitation Homes has the right to substitute properties representing up to 20% of the collateral pool annually, and up to 100% of the collateral pool over the life of the loan, subject to certain requirements and limitations outlined in the loan agreement.  In addition, four times after the first anniversary of the closing of the loan, and subject to certain requirements and limitations outlined in the loan agreement, Invitation Homes has the right to execute a special release of collateral representing up to 15% of the then-outstanding principal balance of the loan in order to bring the loan-to-value ratio back in line with the loan-to-value ratio as of the closing date.

Net proceeds from IH 2019-1 and other cash on hand were used in the second quarter of 2019 to repay the full $368 million balance of CSH 2016-2, eliminating all debt maturing prior to 2022, and to repay $161 million of other secured borrowings. In July 2019, the Company voluntarily prepaid an additional $50 million of secured borrowings under IH 2017-2. The secured debt repaid in the second quarter of 2019 and July 2019 carried a weighted average interest rate of LIBOR + 199 basis points.

On July 1, 2019, the Company completed settling conversions of its 2019 Convertible Notes with common shares. Conversion of the $230 million of 2019 Convertible Notes resulted in issuance of 12.6 million common shares.

Pro forma the conversion of the 2019 Convertible Notes, weighted average years to maturity as of June 30, 2019 was 5.5 years, and net debt / annualized Adjusted EBITDAre as of June 30, 2019 was 8.4x, down from 9.0x at the end of 2018.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 5

Full Year 2019 Guidance Update

FY 2019 Guidance

	Revised	Previous
	FY 2019	FY 2019
	Guidance	Guidance
Core FFO per share – diluted (1)	$1.23 - $1.29	$1.21 - $1.29
AFFO per share – diluted (1)	$1.01 - $1.07	$0.99 - $1.07

Same Store Core revenue growth	4.0% - 4.5%	3.8% - 4.4%
Same Store Core operating expense growth	2.0% - 3.0%	3.0% - 4.0%
Same Store NOI growth	5.0% - 5.5%	4.0% - 5.0%

(1)
For the purposes of reporting 2019 Core FFO and AFFO per share, the Company treats the 2019 Convertible Notes in the form in which they are outstanding during each period. Guidance treats the 2019 Convertible Notes as an interest-bearing liability in the first and second quarters of 2019, and as common shares in the third and fourth quarters of 2019.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 10:00 a.m. Eastern Time on Wednesday, July 31, 2019 to discuss results for the second quarter of 2019. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 8316870. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through August 31, 2019 and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10133315, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 6

States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is a leading owner and operator of single-family rental homes, offering residents high-quality homes across America. With over 80,000 homes for lease in 17 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools. The Company's mission statement, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais

Phone: 972.421.3587

Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under the section entitled "Part I. Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30,	December 31,
	2019	2018
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,463,527	$16,686,060
Cash and cash equivalents	77,046	144,940
Restricted cash	242,409	215,051
Goodwill	258,207	258,207
Other assets, net	672,964	759,170
Total assets	$17,714,153	$18,063,428

Liabilities:
Mortgage loans, net	$6,509,962	$7,201,654
Secured term loan, net	400,869	—
Term loan facility, net	1,492,304	1,490,860
Revolving facility	—	—
Convertible senior notes, net	561,830	557,301
Accounts payable and accrued expenses	227,983	169,603
Resident security deposits	151,995	148,995
Other liabilities	331,742	125,829
Total liabilities	9,676,685	9,694,242

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 525,126,947 and 520,647,977 outstanding as of June 30, 2019 and December 31, 2018, respectively	5,251	5,206
Additional paid-in capital	8,686,927	8,629,462
Accumulated deficit	(469,129)	(392,594)
Accumulated other comprehensive loss	(265,370)	(12,963)
Total stockholders' equity	7,957,679	8,229,111
Non-controlling interests	79,789	140,075
Total equity	8,037,468	8,369,186
Total liabilities and equity	$17,714,153	$18,063,428

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Rental revenues and other property income	$441,582	$432,426	$877,082	$856,095

Expenses:
Property operating and maintenance	166,574	165,423	326,920	326,190
Property management expense	16,021	14,348	31,181	31,512
General and administrative	15,956	24,636	42,494	52,272
Interest expense	95,706	97,226	189,689	189,525
Depreciation and amortization	133,031	146,450	266,640	290,950
Impairment and other	1,671	4,103	7,063	10,224
Total expenses	428,959	452,186	863,987	900,673

Other, net	610	1,631	3,735	3,367
Gain on sale of property, net of tax	26,172	3,941	43,744	9,443

Net income (loss)	39,405	(14,188)	60,574	(31,768)
Net (income) loss attributable to non-controlling interests	(463)	242	(810)	553

Net income (loss) attributable to common stockholders	38,942	(13,946)	59,764	$(31,215)
Net income available to participating securities	(109)	(209)	(215)	(431)

Net income (loss) available to common stockholders — basic and diluted	$38,833	$(14,155)	$59,549	$(31,646)

Weighted average common shares outstanding — basic	525,070,036	520,509,058	523,265,455	520,087,371
Weighted average common shares outstanding — diluted	525,933,643	520,509,058	524,190,469	520,087,371

Net income (loss) per common share — basic	$0.07	$(0.03)	$0.11	$(0.06)
Net income (loss) per common share — diluted	$0.07	$(0.03)	$0.11	$(0.06)

Dividends declared per common share	$0.13	$0.11	$0.26	$0.22

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Net income (loss) available to common stockholders	$38,833	$(14,155)	$59,549	$(31,646)
Net income available to participating securities	109	209	215	431
Non-controlling interests	463	(242)	810	(553)
Depreciation and amortization on real estate assets	131,782	144,947	264,302	288,055
Impairment on depreciated real estate investments	4,076	1,671	7,329	2,274
Net gain on sale of previously depreciated investments in real estate	(26,172)	(3,941)	(43,744)	(9,443)
FFO	$149,091	$128,489	$288,461	$249,118

Core FFO Reconciliation	Q2 2019	Q2 2018	YTD 2019	YTD 2018
FFO	$149,091	$128,489	$288,461	$249,118
Noncash interest expense	12,172	11,543	27,037	20,038
Share-based compensation expense	3,615	8,016	9,222	17,514
Offering related expenses	476	—	2,019	—
Merger and transaction-related expenses	1,552	4,236	4,347	8,603
Severance expense	375	1,681	7,344	4,340
Casualty losses, net	(2,405)	2,432	(266)	7,950
Core FFO	$164,876	$156,397	$338,164	$307,563

AFFO Reconciliation	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Core FFO	$164,876	$156,397	$338,164	$307,563
Recurring capital expenditures	(31,799)	(28,848)	(56,910)	(54,241)
Adjusted FFO	$133,077	$127,549	$281,254	$253,322

Net income (loss) available to common stockholders
Weighted average common shares outstanding — diluted (1)	525,933,643	520,509,058	524,190,469	520,087,371

Net income (loss) per common share — diluted (1)	$0.07	$(0.03)	$0.11	$(0.06)

FFO
FFO for per share calculation(1)	$151,874	$128,489	$294,047	$249,118
Weighted average common shares and OP Units outstanding — diluted (1)	544,335,990	530,509,568	544,365,617	530,417,389

FFO per share — diluted (1)	$0.28	$0.24	$0.54	$0.47

Core FFO and Adjusted FFO
Weighted average shares and units outstanding — diluted (2)	531,782,126	530,509,568	531,811,753	530,417,389

Core FFO per share — diluted (2)	$0.31	$0.29	$0.64	$0.58
AFFO per share — diluted (2)	$0.25	$0.24	$0.53	$0.48

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 10

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share in Q2 2019 and YTD 2019 are calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issued upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income per share in Q2 2019 and YTD 2019 do not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income per share.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issued upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (Loss) (1)	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Common shares — basic	525,070,036	520,509,058	523,265,455	520,087,371
Shares potentially issuable from vesting/conversion of equity-based awards	863,607	—	925,014	—
Total common shares — diluted	525,933,643	520,509,058	524,190,469	520,087,371

Weighted average amounts for FFO (1)	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Common shares — basic	525,070,036	520,509,058	523,265,455	520,087,371
OP units — basic	5,463,285	9,036,578	7,067,026	9,197,698
Shares potentially issuable from vesting/conversion of equity-based awards	1,248,805	963,932	1,479,272	1,132,320
Shares issuable from 2019 Convertible Notes	12,553,864	—	12,553,864	—
Total common shares and units — diluted	544,335,990	530,509,568	544,365,617	530,417,389

Weighted average amounts for Core and AFFO (2)	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Common shares — basic	525,070,036	520,509,058	523,265,455	520,087,371
OP units — basic	5,463,285	9,036,578	7,067,026	9,197,698
Shares potentially issuable from vesting/conversion of equity-based awards	1,248,805	963,932	1,479,272	1,132,320
Total common shares and units — diluted	531,782,126	530,509,568	531,811,753	530,417,389

Period end amounts for Core FFO, and AFFO (2)	June 30, 2019
Common shares	525,126,947
OP units	5,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	948,176
Total common shares and units — diluted	531,538,408

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. As such, FFO per share in Q2 2019 and YTD 2019 are calculated by adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes, and including shares issued upon conversion of the 2019 Convertible Notes as shares outstanding in the denominator. Net income per share in Q2 2019 and YTD 2019 do not treat the 2019 Convertible Notes as if they were converted, as doing so would be anti-dilutive to net income per share.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during the period. Because the 2019 Convertible Notes were an interest-bearing liability during the periods reflected in the table, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issued upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — June 30, 2019 (1)
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate (2)	to Maturity (3)(4)
Secured:
Fixed (5)	$1,402,070		15.4%	4.0%	9.1
Floating — swapped to fixed	5,020,000		55.6%	3.4%	5.6
Floating	538,484		6.0%	3.8%	6.3
Total secured	6,960,554		77.0%	3.5%	6.3

Unsecured:
Fixed (Convertible)	574,989		6.4%	3.3%	1.5
Floating — swapped to fixed	1,500,000		16.6%	3.7%	2.6
Floating	—		—%	—%	—
Total unsecured	2,074,989		23.0%	3.6%	2.3

Total Debt:
Fixed + floating swapped to fixed (5)	8,497,059		94.0%	3.5%	5.4
Floating	538,484		6.0%	3.8%	6.3
Total debt	9,035,543		100.0%	3.5%	5.4
Unamortized discounts on notes payable	(15,976)
Deferred financing costs	(54,602)
Total Debt per Balance Sheet	8,964,965
Retained and repurchased certificates	(333,905)
Cash, ex-security deposits (6)	(167,982)
Deferred financing costs	54,602
Unamortized discounts on notes payable	15,976
Net debt	$8,533,656

Leverage Ratios	Q2 2019
Fixed charge coverage ratio	3.0	x
Net debt / annualized Adjusted EBITDAre (4)	8.6	x

(1)
The impacts of a July 2019 conversion of $229,989 of convertible notes maturing in 2019 to common shares and a July 2019 voluntary prepayment of $50,000 of outstanding borrowings under IH 2017-2, a securitization loan maturing in 2024, are not included in this table.

(2)	Includes the impact of interest rate swaps in place and effective as of June 30, 2019.

(3)	Assumes all extension options are exercised.

(4)
In July 2019, the Company completed settling conversions of its 2019 Convertible Notes with common shares. Net debt / annualized Adjusted EBITDAre and weighted average years to maturity presented in this table do not take into account the conversion. On a pro forma basis, whereby net debt is reduced for the impact of the conversion of the 2019 Convertible Notes, net debt / annualized Adjusted EBITDAre as of June 30, 2019 would have been 8.4x, and weighted average years to maturity as of June 30, 2019 would have been 5.5.

(5)
For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

(6)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — June 30, 2019 (1)
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (2)	Debt	Debt	Facility	Balance	Total
2019	$—	$229,989	$—	$229,989	2.5%
2020	—	—	—	—	—%
2021	—	—	—	—	—%
2022	—	1,845,000	—	1,845,000	20.4%
2023	758,893	—	—	758,893	8.4%
2024	734,165	—	—	734,165	8.1%
2025	3,114,333	—	—	3,114,333	34.5%
2026	951,092	—	—	951,092	10.5%
2027	998,607	—	—	998,607	11.1%
Thereafter	403,464	—	—	403,464	4.5%
	6,960,554	2,074,989	—	9,035,543	100.0%
Unamortized discounts on notes payable	(2,817)	(13,159)	—	(15,976)
Deferred financing costs	(46,906)	(7,696)	—	(54,602)
Total per Balance Sheet	$6,910,831	$2,054,134	$—	$8,964,965

(1)
The impacts of a July 2019 conversion of $229,989 of convertible notes maturing in 2019 to common shares and a July 2019 voluntary prepayment of $50,000 of outstanding borrowings under IH 2017-2, a securitization loan maturing in 2024, are not included in this table.

(2)	Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of June 30, 2019
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed	to Fixed	Rate Debt	Rate Swaps	Debt	Impact (2)
3Q-4Q19	$8,806,804	6.1%	74.0%	19.9%	93.9%	1.4%	2.0%	3.9%	3.6%
2020	8,805,554	2.0%	78.2%	19.8%	98.0%	1.4%	2.3%	3.9%	3.8%
2021	8,805,554	6.6%	73.6%	19.8%	93.4%	1.4%	2.5%	3.9%	3.9%
2022	7,126,787	16.3%	63.8%	19.9%	83.7%	1.4%	2.9%	4.0%	4.1%
2023	6,220,373	6.4%	71.1%	22.5%	93.6%	1.3%	3.0%	4.0%	4.2%
2024	6,157,531	6.5%	70.7%	22.8%	93.5%	1.3%	3.0%	4.0%	4.2%
2025	3,619,859	18.7%	42.6%	38.7%	81.3%	1.4%	3.0%	4.0%	4.1%
2026	1,425,522	1.6%	—%	98.4%	98.4%	1.4%	N/A	4.0%	4.0%
2027	841,209	—%	—%	100.0%	100.0%	N/A	N/A	3.9%	3.9%
Thereafter(3)	403,464	—%	—%	100.0%	100.0%	N/A	N/A	3.6%	3.6%

(1)
In each period, represents June 30, 2019 debt that remains outstanding assuming all debt is held until final maturity with all extension options exercised. The impacts of a July 2019 conversion of $229,989 of convertible notes maturing in 2019 to common shares and a July 2019 voluntary prepayment of $50,000 of outstanding borrowings under IH 2017-2, a securitization loan maturing in 2024, are not included in this table.

(2)	Assumes June 30, 2019 LIBOR rate of 2.40% for all future periods.

(3)
For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of June 30, 2019, as well as the rate for 30-day LIBOR as of June 30, 2019. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2019
Total portfolio	80,322
Same Store portfolio	72,787
Same Store % of Total	90.6%

Core Revenues	Q2 2019	Q2 2018	Change YoY	YTD 2019	YTD 2018	Change YoY
Total portfolio	$423,416	$418,974	1.1%	$842,370	$828,567	1.7%
Same Store portfolio	391,268	375,629	4.2%	777,423	744,053	4.5%

Core Operating expenses	Q2 2019	Q2 2018	Change YoY	YTD 2019	YTD 2018	Change YoY
Total portfolio	$148,408	$151,971	(2.3)%	$292,208	$298,662	(2.2)%
Same Store portfolio	134,253	133,422	0.6%	262,768	262,092	0.3%

Net Operating Income	Q2 2019	Q2 2018	Change YoY	YTD 2019	YTD 2018	Change YoY
Total portfolio	$275,008	$267,003	3.0%	$550,162	$529,905	3.8%
Same Store portfolio	257,015	242,207	6.1%	514,655	481,961	6.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2019	Q2 2018	YoY	Q1 2019	Seq	YTD 2019	YTD 2018	YoY
Revenues:
Rental revenues	$377,986	$362,108	4.4%	$374,005	1.1%	$751,991	$718,075	4.7%
Other property income (1)(2)	30,047	25,616	17.3%	27,168	10.6%	57,215	50,747	12.7%
Total revenues	408,033	387,724	5.2%	401,173	1.7%	809,206	768,822	5.3%
Less: Resident recoveries (1)(2)	(16,765)	(12,095)	38.6%	(15,018)	11.6%	(31,783)	(24,769)	28.3%
Core revenues	391,268	375,629	4.2%	386,155	1.3%	777,423	744,053	4.5%

Fixed Expenses:
Property taxes	67,714	63,272	7.0%	66,437	1.9%	134,151	126,700	5.9%
Insurance expenses	7,962	7,489	6.3%	7,573	5.1%	15,535	14,431	7.7%
HOA expenses	6,902	7,021	(1.7)%	8,491	(18.7)%	15,393	14,059	9.5%

Controllable Expenses:
Repairs and maintenance	20,373	21,389	(4.8)%	17,146	18.8%	37,519	40,082	(6.4)%
Personnel	16,029	16,894	(5.1)%	16,291	(1.6)%	32,320	34,827	(7.2)%
Turnover	12,058	13,183	(8.5)%	8,307	45.2%	20,365	24,265	(16.1)%
Utilities (1)	15,152	10,917	38.8%	14,372	5.4%	29,524	21,418	37.8%
Leasing and marketing (3)	2,480	2,912	(14.8)%	2,559	(3.1)%	5,039	5,791	(13.0)%
Property administrative	2,348	2,440	(3.8)%	2,357	(0.4)%	4,705	5,288	(11.0)%
Property operating and maintenance expenses	151,018	145,517	3.8%	143,533	5.2%	294,551	286,861	2.7%
Less: Resident recoveries (1)(2)	(16,765)	(12,095)	38.6%	(15,018)	11.6%	(31,783)	(24,769)	28.3%
Core operating expenses	134,253	133,422	0.6%	128,515	4.5%	262,768	262,092	0.3%

Net Operating Income	$257,015	$242,207	6.1%	$257,640	(0.2)%	$514,655	$481,961	6.8%

(1)
The year-over-year increases in other property income, utilities, and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries.

(2)
In addition to the transition in utility billing policy, other property income and resident recoveries in YTD 2018 were higher as a result of a one-time item related to the timing by which resident utility recoveries are accrued. The timing of resident utility bill-backs from the two merged companies was aligned in Q1 2018 by adopting a best practice that matches reimbursements with the period in which the corresponding expenses are booked. This resulted in a one-time increase in resident recoveries in Q1 2018.

(3)	Same Store leasing and marketing expense includes amortization of leasing commissions of $2,220, $2,565, $2,296, $4,516 and $5,213 for Q2 2019, Q2 2018 , Q1 2019, YTD 2019 and YTD 2018, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018

Average occupancy	96.5%	96.5%	96.0%	95.5%	96.1%
Turnover rate	8.5%	6.3%	5.9%	9.4%	9.5%
Trailing four quarters turnover rate	30.1%	31.0%	32.4%	N/A	N/A
Average monthly rent	$1,804	$1,784	$1,770	$1,754	$1,734
Rental rate growth (lease-over-lease):
Renewals	5.4%	5.2%	4.8%	4.8%	4.7%
New leases	5.2%	3.6%	2.0%	3.4%	4.8%
Blended	5.3%	4.7%	3.7%	4.3%	4.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended June 30, 2019 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	8,163	95.1%	$2,397	$1.42	13.3%
Northern California	4,449	95.6%	2,066	1.34	6.5%
Seattle	3,412	94.9%	2,177	1.14	5.3%
Phoenix	7,592	95.5%	1,350	0.83	7.4%
Las Vegas	2,963	96.4%	1,603	0.80	3.3%
Denver	2,240	92.7%	1,971	1.10	3.1%
Western US Subtotal	28,819	95.2%	1,930	1.12	38.9%

Florida:
South Florida	8,789	93.3%	2,183	1.17	13.0%
Tampa	8,211	94.9%	1,660	0.89	9.5%
Orlando	5,943	94.5%	1,644	0.89	6.8%
Jacksonville	1,877	95.3%	1,660	0.84	2.2%
Florida Subtotal	24,820	94.2%	1,840	0.99	31.5%

Southeast United States:
Atlanta	12,430	95.1%	1,498	0.73	12.8%
Carolinas	4,693	94.7%	1,576	0.73	5.1%
Nashville	797	94.5%	1,861	0.87	1.0%
Southeast US Subtotal	17,920	94.9%	1,535	0.74	18.9%

Texas:
Houston	2,313	92.5%	1,550	0.79	2.4%
Dallas	2,202	92.6%	1,778	0.84	2.7%
Texas Subtotal	4,515	92.5%	1,660	0.82	5.1%

Midwest United States:
Chicago	3,095	91.6%	1,977	1.21	4.0%
Minneapolis	1,153	96.3%	1,878	0.95	1.6%
Midwest US Subtotal	4,248	92.8%	1,950	1.13	5.6%

Total / Average	80,322	94.6%	$1,800	$0.97	100.0%
Same Store Total / Average	72,787	96.5%	$1,804	$0.97	92.4%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q2 2019	# Homes	Q2 2019	Q2 2018	Change	Q2 2019	Q2 2018	Change	Q2 2019	Q2 2018	Change
Western United States:
Southern California	7,748	$2,402	$2,271	5.8%	96.3%	96.8%	(0.5)%	$54,459	$52,021	4.7%
Northern California	3,861	2,060	1,937	6.4%	97.4%	97.1%	0.3%	23,752	22,371	6.2%
Seattle	3,029	2,174	2,062	5.4%	96.9%	96.8%	0.1%	19,654	18,703	5.1%
Phoenix	6,797	1,343	1,265	6.2%	97.3%	97.2%	0.1%	28,105	26,618	5.6%
Las Vegas	2,519	1,594	1,515	5.2%	97.8%	96.5%	1.3%	12,285	11,462	7.2%
Denver	1,908	1,962	1,892	3.7%	96.6%	94.8%	1.8%	11,266	10,640	5.9%
Western US Subtotal	25,862	1,933	1,830	5.6%	97.0%	96.8%	0.2%	149,521	141,815	5.4%

Florida:
South Florida	8,027	2,203	2,145	2.7%	95.5%	95.3%	0.2%	51,848	50,486	2.7%
Tampa	7,839	1,664	1,615	3.0%	96.2%	95.1%	1.1%	39,069	37,618	3.9%
Orlando	5,498	1,632	1,556	4.9%	96.6%	96.8%	(0.2)%	26,992	25,851	4.4%
Jacksonville	1,842	1,665	1,609	3.5%	96.1%	96.4%	(0.3)%	9,229	8,928	3.4%
Florida Subtotal	23,206	1,842	1,783	3.3%	96.1%	95.7%	0.4%	127,138	122,883	3.5%

Southeast United States:
Atlanta	11,326	1,498	1,442	3.9%	96.1%	96.1%	—%	50,418	48,605	3.7%
Carolinas	4,074	1,564	1,525	2.6%	96.3%	95.4%	0.9%	19,076	18,399	3.7%
Nashville	576	1,911	1,886	1.3%	95.2%	94.3%	0.9%	3,294	3,208	2.7%
Southeast US Subtotal	15,976	1,529	1,479	3.4%	96.1%	95.8%	0.3%	72,788	70,212	3.7%

Texas:
Houston	1,863	1,553	1,538	1.0%	97.3%	94.6%	2.7%	8,706	8,404	3.6%
Dallas	1,919	1,786	1,743	2.5%	95.4%	94.6%	0.8%	10,120	9,754	3.8%
Texas Subtotal	3,782	1,670	1,642	1.7%	96.4%	94.6%	1.8%	18,826	18,158	3.7%

Midwest United States:
Chicago	2,818	1,990	1,969	1.1%	97.9%	96.2%	1.7%	16,558	16,278	1.7%
Minneapolis	1,143	1,877	1,810	3.7%	97.2%	97.7%	(0.5)%	6,437	6,283	2.5%
Midwest US Subtotal	3,961	1,958	1,923	1.8%	97.7%	96.6%	1.1%	22,995	22,561	1.9%

Same Store Total / Average	72,787	$1,804	$1,734	4.0%	96.5%	96.1%	0.4%	$391,268	$375,629	4.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q2 2019	# Homes	Q2 2019	Q1 2019	Change	Q2 2019	Q1 2019	Change	Q2 2019	Q1 2019	Change
Western United States:
Southern California	7,748	$2,402	$2,360	1.8%	96.3%	96.9%	(0.6)%	$54,459	$53,801	1.2%
Northern California	3,861	2,060	2,026	1.7%	97.4%	97.4%	—%	23,752	23,339	1.8%
Seattle	3,029	2,174	2,142	1.5%	96.9%	96.9%	—%	19,654	19,351	1.6%
Phoenix	6,797	1,343	1,320	1.7%	97.3%	97.3%	—%	28,105	27,443	2.4%
Las Vegas	2,519	1,594	1,571	1.5%	97.8%	97.2%	0.6%	12,285	11,900	3.2%
Denver	1,908	1,962	1,945	0.9%	96.6%	96.5%	0.1%	11,266	11,112	1.4%
Western US Subtotal	25,862	1,933	1,903	1.6%	97.0%	97.1%	(0.1)%	149,521	146,946	1.8%

Florida:
South Florida	8,027	2,203	2,186	0.8%	95.5%	95.8%	(0.3)%	51,848	51,462	0.8%
Tampa	7,839	1,664	1,649	0.9%	96.2%	96.0%	0.2%	39,069	38,571	1.3%
Orlando	5,498	1,632	1,615	1.1%	96.6%	96.8%	(0.2)%	26,992	26,771	0.8%
Jacksonville	1,842	1,665	1,650	0.9%	96.1%	95.8%	0.3%	9,229	9,095	1.5%
Florida Subtotal	23,206	1,842	1,826	0.9%	96.1%	96.1%	—%	127,138	125,899	1.0%

Southeast United States:
Atlanta	11,326	1,498	1,486	0.8%	96.1%	96.3%	(0.2)%	50,418	49,810	1.2%
Carolinas	4,074	1,564	1,553	0.7%	96.3%	96.6%	(0.3)%	19,076	18,877	1.1%
Nashville	576	1,911	1,883	1.5%	95.2%	96.2%	(1.0)%	3,294	3,249	1.4%
Southeast US Subtotal	15,976	1,529	1,517	0.8%	96.1%	96.4%	(0.3)%	72,788	71,936	1.2%

Texas:
Houston	1,863	1,553	1,550	0.2%	97.3%	96.4%	0.9%	8,706	8,625	0.9%
Dallas	1,919	1,786	1,774	0.7%	95.4%	96.1%	(0.7)%	10,120	10,104	0.2%
Texas Subtotal	3,782	1,670	1,664	0.4%	96.4%	96.3%	0.1%	18,826	18,729	0.5%

Midwest United States:
Chicago	2,818	1,990	1,982	0.4%	97.9%	96.6%	1.3%	16,558	16,317	1.5%
Minneapolis	1,143	1,877	1,861	0.9%	97.2%	96.5%	0.7%	6,437	6,328	1.7%
Midwest US Subtotal	3,961	1,958	1,947	0.6%	97.7%	96.6%	1.1%	22,995	22,645	1.5%

Same Store Total / Average	72,787	$1,804	$1,784	1.1%	96.5%	96.5%	—%	$391,268	$386,155	1.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YoY Year-To-Date
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, YTD 2019	# Homes	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018	Change
Western United States:
Southern California	7,748	$2,381	$2,257	5.5%	96.6%	96.4%	0.2%	$108,260	$102,559	5.6%
Northern California	3,861	2,043	1,918	6.5%	97.4%	97.0%	0.4%	47,091	44,063	6.9%
Seattle	3,029	2,158	2,046	5.5%	96.9%	96.6%	0.3%	39,005	36,987	5.5%
Phoenix	6,797	1,332	1,256	6.1%	97.3%	97.2%	0.1%	55,548	52,729	5.3%
Las Vegas	2,519	1,583	1,504	5.3%	97.5%	96.5%	1.0%	24,185	22,837	5.9%
Denver	1,908	1,954	1,878	4.0%	96.5%	94.9%	1.6%	22,378	21,201	5.6%
Western US Subtotal	25,862	1,918	1,816	5.6%	97.0%	96.6%	0.4%	296,467	280,376	5.7%

Florida:
South Florida	8,027	2,195	2,135	2.8%	95.7%	95.0%	0.7%	103,310	99,974	3.3%
Tampa	7,839	1,657	1,607	3.1%	96.1%	95.0%	1.1%	77,640	74,557	4.1%
Orlando	5,498	1,623	1,545	5.0%	96.7%	96.7%	—%	53,763	51,271	4.9%
Jacksonville	1,842	1,657	1,602	3.4%	96.0%	96.2%	(0.2)%	18,324	17,770	3.1%
Florida Subtotal	23,206	1,834	1,774	3.4%	96.1%	95.5%	0.6%	253,037	243,572	3.9%

Southeast United States:
Atlanta	11,326	1,492	1,435	4.0%	96.2%	96.0%	0.2%	100,228	96,721	3.6%
Carolinas	4,074	1,559	1,519	2.6%	96.5%	94.9%	1.6%	37,953	36,521	3.9%
Nashville	576	1,897	1,886	0.6%	95.7%	91.9%	3.8%	6,543	6,269	4.4%
Southeast US Subtotal	15,976	1,523	1,472	3.5%	96.2%	95.6%	0.6%	144,724	139,511	3.7%

Texas:
Houston	1,863	1,552	1,536	1.0%	96.9%	95.1%	1.8%	17,331	16,716	3.7%
Dallas	1,919	1,780	1,734	2.7%	95.8%	94.6%	1.2%	20,224	19,353	4.5%
Texas Subtotal	3,782	1,667	1,636	1.9%	96.3%	94.8%	1.5%	37,555	36,069	4.1%

Midwest United States:
Chicago	2,818	1,986	1,962	1.2%	97.3%	95.8%	1.5%	32,875	32,129	2.3%
Minneapolis	1,143	1,869	1,799	3.9%	96.8%	96.9%	(0.1)%	12,765	12,396	3.0%
Midwest US Subtotal	3,961	1,952	1,915	1.9%	97.2%	96.2%	1.0%	45,640	44,525	2.5%

Same Store Total / Average	72,787	$1,794	$1,723	4.1%	96.5%	95.9%	0.6%	$777,423	$744,053	4.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2019	Q2 2019	Q2 2018	Change	Q2 2019	Q2 2018	Change	Q2 2019	Q2 2018	Change	Q2 2019	Q2 2018
Western United States:
Southern California	$54,459	$52,021	4.7%	$17,160	$17,104	0.3%	$37,299	$34,917	6.8%	68.5%	67.1%
Northern California	23,752	22,371	6.2%	8,346	6,726	24.1%	15,406	15,645	(1.5)%	64.9%	69.9%
Seattle	19,654	18,703	5.1%	5,119	5,521	(7.3)%	14,535	13,182	10.3%	74.0%	70.5%
Phoenix	28,105	26,618	5.6%	6,928	7,363	(5.9)%	21,177	19,255	10.0%	75.3%	72.3%
Las Vegas	12,285	11,462	7.2%	2,796	2,999	(6.8)%	9,489	8,463	12.1%	77.2%	73.8%
Denver	11,266	10,640	5.9%	2,234	2,180	2.5%	9,032	8,460	6.8%	80.2%	79.5%
Western US Subtotal	149,521	141,815	5.4%	42,583	41,893	1.6%	106,938	99,922	7.0%	71.5%	70.5%

Florida:
South Florida	51,848	50,486	2.7%	21,916	22,303	(1.7)%	29,932	28,183	6.2%	57.7%	55.8%
Tampa	39,069	37,618	3.9%	15,848	15,600	1.6%	23,221	22,018	5.5%	59.4%	58.5%
Orlando	26,992	25,851	4.4%	10,122	10,000	1.2%	16,870	15,851	6.4%	62.5%	61.3%
Jacksonville	9,229	8,928	3.4%	3,481	3,564	(2.3)%	5,748	5,364	7.2%	62.3%	60.1%
Florida Subtotal	127,138	122,883	3.5%	51,367	51,467	(0.2)%	75,771	71,416	6.1%	59.6%	58.1%

Southeast United States:
Atlanta	50,418	48,605	3.7%	16,680	16,573	0.6%	33,738	32,032	5.3%	66.9%	65.9%
Carolinas	19,076	18,399	3.7%	5,526	5,260	5.1%	13,550	13,139	3.1%	71.0%	71.4%
Nashville	3,294	3,208	2.7%	803	826	(2.8)%	2,491	2,382	4.6%	75.6%	74.3%
Southeast US Subtotal	72,788	70,212	3.7%	23,009	22,659	1.5%	49,779	47,553	4.7%	68.4%	67.7%

Texas:
Houston	8,706	8,404	3.6%	3,780	3,924	(3.7)%	4,926	4,480	10.0%	56.6%	53.3%
Dallas	10,120	9,754	3.8%	4,197	4,250	(1.2)%	5,923	5,504	7.6%	58.5%	56.4%
Texas Subtotal	18,826	18,158	3.7%	7,977	8,174	(2.4)%	10,849	9,984	8.7%	57.6%	55.0%

Midwest United States:
Chicago	16,558	16,278	1.7%	7,265	7,257	0.1%	9,293	9,021	3.0%	56.1%	55.4%
Minneapolis	6,437	6,283	2.5%	2,052	1,972	4.1%	4,385	4,311	1.7%	68.1%	68.6%
Midwest US Subtotal	22,995	22,561	1.9%	9,317	9,229	1.0%	13,678	13,332	2.6%	59.5%	59.1%

Same Store Total / Average	$391,268	$375,629	4.2%	$134,253	$133,422	0.6%	$257,015	$242,207	6.1%	65.7%	64.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2019	Q2 2019	Q1 2019	Change	Q2 2019	Q1 2019	Change	Q2 2019	Q1 2019	Change	Q2 2019	Q1 2019
Western United States:
Southern California	$54,459	$53,801	1.2%	$17,160	$17,071	0.5%	$37,299	$36,730	1.5%	68.5%	68.3%
Northern California	23,752	23,339	1.8%	8,346	6,793	22.9%	15,406	16,546	(6.9)%	64.9%	70.9%
Seattle	19,654	19,351	1.6%	5,119	5,213	(1.8)%	14,535	14,138	2.8%	74.0%	73.1%
Phoenix	28,105	27,443	2.4%	6,928	7,115	(2.6)%	21,177	20,328	4.2%	75.3%	74.1%
Las Vegas	12,285	11,900	3.2%	2,796	2,937	(4.8)%	9,489	8,963	5.9%	77.2%	75.3%
Denver	11,266	11,112	1.4%	2,234	2,416	(7.5)%	9,032	8,696	3.9%	80.2%	78.3%
Western US Subtotal	149,521	146,946	1.8%	42,583	41,545	2.5%	106,938	105,401	1.5%	71.5%	71.7%

Florida:
South Florida	51,848	51,462	0.8%	21,916	21,194	3.4%	29,932	30,268	(1.1)%	57.7%	58.8%
Tampa	39,069	38,571	1.3%	15,848	14,609	8.5%	23,221	23,962	(3.1)%	59.4%	62.1%
Orlando	26,992	26,771	0.8%	10,122	9,357	8.2%	16,870	17,414	(3.1)%	62.5%	65.0%
Jacksonville	9,229	9,095	1.5%	3,481	3,318	4.9%	5,748	5,777	(0.5)%	62.3%	63.5%
Florida Subtotal	127,138	125,899	1.0%	51,367	48,478	6.0%	75,771	77,421	(2.1)%	59.6%	61.5%

Southeast United States:
Atlanta	50,418	49,810	1.2%	16,680	15,759	5.8%	33,738	34,051	(0.9)%	66.9%	68.4%
Carolinas	19,076	18,877	1.1%	5,526	5,354	3.2%	13,550	13,523	0.2%	71.0%	71.6%
Nashville	3,294	3,249	1.4%	803	606	32.5%	2,491	2,643	(5.8)%	75.6%	81.3%
Southeast US Subtotal	72,788	71,936	1.2%	23,009	21,719	5.9%	49,779	50,217	(0.9)%	68.4%	69.8%

Texas:
Houston	8,706	8,625	0.9%	3,780	3,811	(0.8)%	4,926	4,814	2.3%	56.6%	55.8%
Dallas	10,120	10,104	0.2%	4,197	4,017	4.5%	5,923	6,087	(2.7)%	58.5%	60.2%
Texas Subtotal	18,826	18,729	0.5%	7,977	7,828	1.9%	10,849	10,901	(0.5)%	57.6%	58.2%

Midwest United States:
Chicago	16,558	16,317	1.5%	7,265	6,959	4.4%	9,293	9,358	(0.7)%	56.1%	57.4%
Minneapolis	6,437	6,328	1.7%	2,052	1,986	3.3%	4,385	4,342	1.0%	68.1%	68.6%
Midwest US Subtotal	22,995	22,645	1.5%	9,317	8,945	4.2%	13,678	13,700	(0.2)%	59.5%	60.5%

Same Store Total / Average	$391,268	$386,155	1.3%	$134,253	$128,515	4.5%	$257,015	$257,640	(0.2)%	65.7%	66.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YoY Year-To-Date
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2019	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018
Western United States:
Southern California	$108,260	$102,559	5.6%	$34,231	$33,677	1.6%	$74,029	$68,882	7.5%	68.4%	67.2%
Northern California	47,091	44,063	6.9%	15,139	13,386	13.1%	31,952	30,677	4.2%	67.9%	69.6%
Seattle	39,005	36,987	5.5%	10,332	10,620	(2.7)%	28,673	26,367	8.7%	73.5%	71.3%
Phoenix	55,548	52,729	5.3%	14,043	14,329	(2.0)%	41,505	38,400	8.1%	74.7%	72.8%
Las Vegas	24,185	22,837	5.9%	5,733	5,826	(1.6)%	18,452	17,011	8.5%	76.3%	74.5%
Denver	22,378	21,201	5.6%	4,650	3,626	28.2%	17,728	17,575	0.9%	79.2%	82.9%
Western US Subtotal	296,467	280,376	5.7%	84,128	81,464	3.3%	212,339	198,912	6.8%	71.6%	70.9%

Florida:
South Florida	103,310	99,974	3.3%	43,110	44,123	(2.3)%	60,200	55,851	7.8%	58.3%	55.9%
Tampa	77,640	74,557	4.1%	30,457	31,172	(2.3)%	47,183	43,385	8.8%	60.8%	58.2%
Orlando	53,763	51,271	4.9%	19,479	19,401	0.4%	34,284	31,870	7.6%	63.8%	62.2%
Jacksonville	18,324	17,770	3.1%	6,799	7,016	(3.1)%	11,525	10,754	7.2%	62.9%	60.5%
Florida Subtotal	253,037	243,572	3.9%	99,845	101,712	(1.8)%	153,192	141,860	8.0%	60.5%	58.2%

Southeast United States:
Atlanta	100,228	96,721	3.6%	32,439	32,126	1.0%	67,789	64,595	4.9%	67.6%	66.8%
Carolinas	37,953	36,521	3.9%	10,880	10,653	2.1%	27,073	25,868	4.7%	71.3%	70.8%
Nashville	6,543	6,269	4.4%	1,409	1,652	(14.7)%	5,134	4,617	11.2%	78.5%	73.6%
Southeast US Subtotal	144,724	139,511	3.7%	44,728	44,431	0.7%	99,996	95,080	5.2%	69.1%	68.2%

Texas:
Houston	17,331	16,716	3.7%	7,591	7,780	(2.4)%	9,740	8,936	9.0%	56.2%	53.5%
Dallas	20,224	19,353	4.5%	8,214	8,396	(2.2)%	12,010	10,957	9.6%	59.4%	56.6%
Texas Subtotal	37,555	36,069	4.1%	15,805	16,176	(2.3)%	21,750	19,893	9.3%	57.9%	55.2%

Midwest United States:
Chicago	32,875	32,129	2.3%	14,224	14,447	(1.5)%	18,651	17,682	5.5%	56.7%	55.0%
Minneapolis	12,765	12,396	3.0%	4,038	3,862	4.6%	8,727	8,534	2.3%	68.4%	68.8%
Midwest US Subtotal	45,640	44,525	2.5%	18,262	18,309	(0.3)%	27,378	26,216	4.4%	60.0%	58.9%

Same Store Total / Average	$777,423	$744,053	4.5%	$262,768	$262,092	0.3%	$514,655	$481,961	6.8%	66.2%	64.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2019			YTD 2019
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	7.6%	7.7%	7.6%	7.3%	7.2%	7.2%
Northern California	8.1%	9.5%	8.4%	8.0%	9.4%	8.4%
Seattle	7.6%	9.5%	8.4%	7.5%	8.0%	7.6%
Phoenix	6.6%	11.4%	8.2%	6.6%	10.4%	7.9%
Las Vegas	6.3%	8.3%	6.9%	6.0%	7.6%	6.5%
Denver	5.4%	6.5%	5.7%	5.2%	5.1%	5.1%
Western US Subtotal	7.2%	8.9%	7.7%	7.0%	8.1%	7.3%

Florida:
South Florida	4.3%	(0.6)%	2.8%	4.5%	(0.5)%	3.0%
Tampa	4.3%	3.2%	3.9%	4.4%	2.6%	3.7%
Orlando	5.1%	6.8%	5.7%	5.2%	6.3%	5.6%
Jacksonville	3.7%	4.6%	4.1%	3.8%	4.1%	3.9%
Florida Subtotal	4.4%	2.7%	3.8%	4.5%	2.4%	3.8%

Southeast United States:
Atlanta	5.3%	5.6%	5.4%	5.0%	4.7%	4.9%
Carolinas	3.4%	2.4%	3.1%	3.3%	1.1%	2.6%
Nashville	4.0%	1.8%	3.2%	4.1%	0.3%	2.7%
Southeast US Subtotal	4.7%	4.5%	4.6%	4.5%	3.5%	4.2%

Texas:
Houston	3.3%	2.9%	3.2%	3.2%	(0.2)%	2.4%
Dallas	4.5%	3.8%	4.3%	4.4%	2.6%	3.8%
Texas Subtotal	3.9%	3.5%	3.9%	3.8%	1.6%	3.2%

Midwest United States:
Chicago	3.0%	1.2%	2.6%	2.5%	(1.0)%	1.8%
Minneapolis	4.2%	5.6%	4.7%	4.0%	3.3%	3.8%
Midwest US Subtotal	3.3%	2.9%	3.2%	2.9%	0.6%	2.3%

Same Store Total / Average	5.4%	5.2%	5.3%	5.3%	4.5%	5.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Recurring operating expenses (gross):
R&M OpEx	$20,373	$17,146	$17,447	$23,429	$21,389
Turn OpEx	12,058	8,307	9,871	14,224	13,183
Total recurring operating expense (gross)	32,431	25,453	27,318	37,653	34,572
R&M + Turn recoveries	(4,054)	(3,001)	(2,820)	(3,448)	(3,213)
Total recurring operating expenses (net)	$28,377	$22,452	$24,498	$34,205	$31,359

Recurring capital expenditures:
R&M CapEx	$21,094	$17,663	$18,261	$26,638	$18,640
Turn CapEx	7,744	5,254	5,882	7,674	6,170
Total recurring capital expenditures	$28,838	$22,917	$24,143	$34,312	$24,810

Cost to maintain (gross):
R&M OpEx + CapEx	$41,467	$34,809	$35,708	$50,067	$40,029
Turn OpEx + CapEx	19,802	13,561	15,753	21,898	19,353
Total cost to maintain (gross)	61,269	48,370	51,461	71,965	59,382
R&M + Turn recoveries	(4,054)	(3,001)	(2,820)	(3,448)	(3,213)
Total cost to maintain (net)	$57,215	$45,369	$48,641	$68,517	$56,169

Per Home ($)	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Total cost to maintain (gross)	$842	$665	$707	$989	$816
R&M + Turn recoveries	(56)	(41)	(39)	(47)	(44)
Total cost to maintain (net)	$786	$624	$668	$942	$772

Total Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Recurring CapEx	$31,799	$25,111	$29,093	$39,399	$28,848
Value Enhancing CapEx	8,519	3,104	5,294	5,296	3,396
Initial Renovation CapEx	9,932	7,816	11,238	9,721	9,819
Disposition CapEx (1)	5,062	1,994	—	—	—
Total Capital Expenditures	$55,312	$38,025	$45,625	$54,416	$42,063

(1)
Commencing in 2019, capital expenditures related to the preparation of homes for disposition are reported separately as Disposition CapEx, rather than included in Recurring CapEx. For periods prior to Q1 2019, Disposition CapEx was included in Recurring CapEx. The amount of Disposition CapEx included in Recurring CapEx for the full year 2018 was less than $3,600.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Property management expense (GAAP)	$16,021	$14,348	$31,181	$31,512
Adjustments:
Share-based compensation expense (1)	(820)	(1,242)	(1,507)	(3,186)
Adjusted property management expense	$15,201	$13,106	$29,674	$28,326

Adjusted G&A Expense	Q2 2019	Q2 2018	YTD 2019	YTD 2018
G&A expense (GAAP)	$15,956	$24,636	$42,494	$52,272
Adjustments:
Share-based compensation expense (2)	(2,795)	(6,774)	(7,715)	(14,328)
Merger and transaction-related expenses	(1,552)	(4,236)	(4,347)	(8,603)
Severance expense	(375)	(1,681)	(7,344)	(4,340)
Adjusted G&A expense	$11,234	$11,945	$23,088	$25,001

(1)	For Q2 2018, YTD 2019, and YTD 2018, includes $191, $136, and $1,092, respectively, related to IPO and pre-IPO grants.

(2)
For Q2 2019, includes $148 related to merger grants. For Q2 2018, includes $1,322 related to IPO and pre-IPO grants and $752 related to merger grants. For YTD 2019, includes $360 related to IPO and pre-IPO grants and $2,149 related to merger grants. For YTD 2018, includes $3,590 related to IPO and pre-IPO grants and $1,515 related to merger grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8

Acquisitions and Dispositions — Q2 2019
(unaudited)

	3/31/2019	Q2 2019 Acquisitions (1)		Q2 2019 Dispositions (2)		6/30/2019
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	8,242	—	$—	79	$403,131	8,163
Northern California	4,489	—	—	40	301,975	4,449
Seattle	3,395	46	382,001	29	361,321	3,412
Phoenix	7,583	44	281,598	35	194,570	7,592
Las Vegas	2,680	297	305,463	14	305,150	2,963
Denver	2,237	32	400,336	29	305,239	2,240
Western US Subtotal	28,626	419	318,605	226	328,932	28,819

Florida:
South Florida	8,899	—	—	110	266,843	8,789
Tampa	8,277	15	259,635	81	194,258	8,211
Orlando	5,942	50	281,078	49	238,465	5,943
Jacksonville	1,890	—	—	13	247,738	1,877
Florida Subtotal	25,008	65	276,129	253	237,009	24,820

Southeast United States:
Atlanta	12,239	231	230,507	40	212,917	12,430
Carolinas	4,716	11	252,376	34	258,474	4,693
Nashville	797	—	—	—	—	797
Southeast US Subtotal	17,752	242	231,501	74	233,849	17,920

Texas:
Houston	2,351	—	—	38	173,438	2,313
Dallas	2,194	14	237,026	6	186,150	2,202
Texas Subtotal	4,545	14	237,026	44	175,171	4,515

Midwest United States:
Chicago	3,269	—	—	174	247,296	3,095
Minneapolis	1,161	—	—	8	307,044	1,153
Midwest US Subtotal	4,430	—	—	182	249,922	4,248

Total / Average	80,361	740	$284,846	779	$262,934	80,322

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.5%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.

(2)	Cap rates on dispositions during the quarter averaged 1.4%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 29

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of recurring repairs and maintenance and recurring turnover expenses (gross or net of resident reimbursements, as indicated in tables presented) and recurring capital expenditures.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs operating as real estate companies which report an EBITDA performance measure also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain/loss on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; IPO related expenses; merger and transaction-related expenses; severance; casualty losses, net; acquisition costs; and interest income and other miscellaneous income and expenses. EBITDA, EBITDAre and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre and Adjusted EBITDAre as measures of performance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 30

The GAAP measure most directly comparable to EBITDA, EBITDAre and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. See Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 31

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized and seasoned (whether under Invitation Homes ownership or Starwood Waypoint Homes ownership), excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, and homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 32

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Total revenues (total portfolio)	$441,582	$435,500	$432,616	$434,251	$432,426
Non-Same Store revenues	(33,549)	(34,327)	(37,578)	(43,786)	(44,702)
Same Store revenues	408,033	401,173	395,038	390,465	387,724
Same Store resident recoveries	(16,765)	(15,018)	(13,397)	(13,503)	(12,095)
Same Store Core revenues	$391,268	$386,155	$381,641	$376,962	$375,629

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2019	YTD 2018
Total revenues (total portfolio)	$877,082	$856,095
Non-Same Store revenues	(67,876)	(87,273)
Same Store revenues	809,206	768,822
Same Store resident recoveries	(31,783)	(24,769)
Same Store Core revenues	$777,423	$744,053

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 33

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Property operating and maintenance expenses (total portfolio)	$166,574	$160,346	$159,200	$170,021	$165,423
Non-Same Store operating expenses	(15,556)	(16,813)	(16,042)	(19,274)	(19,906)
Same Store operating expenses	151,018	143,533	143,158	150,747	145,517
Same Store resident recoveries	(16,765)	(15,018)	(13,397)	(13,503)	(12,095)
Same Store Core operating expenses	$134,253	$128,515	$129,761	$137,244	$133,422

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2019	YTD 2018
Property operating and maintenance expenses (total portfolio)	$326,920	$326,190
Non-Same Store operating expenses	(32,369)	(39,329)
Same Store operating expenses	294,551	286,861
Same Store resident recoveries	(31,783)	(24,769)
Same Store Core operating expenses	$262,768	$262,092

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 34

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018
Net income (loss) available to common stockholders	$38,833	$20,716	$25,078	$824	$(14,155)
Net income available to participating securities	109	106	190	196	209
Non-controlling interests	463	347	446	21	(242)
Interest expense	95,706	93,983	96,506	97,564	97,226
Depreciation and amortization	133,031	133,609	130,220	139,371	146,450
General and administrative	15,956	26,538	25,340	21,152	24,636
Property management expense	16,021	15,160	17,281	16,692	14,348
Impairment and other	1,671	5,392	7,343	3,252	4,103
Gain on sale of property, net of tax	(26,172)	(17,572)	(28,727)	(11,512)	(3,941)
Other, net	(610)	(3,125)	(261)	(3,330)	(1,631)
NOI (total portfolio)	275,008	275,154	273,416	264,230	267,003
Non-Same Store NOI	(17,993)	(17,514)	(21,536)	(24,512)	(24,796)
Same Store NOI	$257,015	$257,640	$251,880	$239,718	$242,207

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2019	YTD 2018
Net income (loss) available to common stockholders	$59,549	$(31,646)
Net income available to participating securities	215	431
Non-controlling interests	810	(553)
Interest expense	189,689	189,525
Depreciation and amortization	266,640	290,950
General and administrative	42,494	52,272
Property management expense	31,181	31,512
Impairment and other	7,063	10,224
Gain on sale of property, net of tax	(43,744)	(9,443)
Other, net	(3,735)	(3,367)
NOI (total portfolio)	550,162	529,905
Non-Same Store NOI	(35,507)	(47,944)
Same Store NOI	$514,655	$481,961

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 35

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands) (unaudited)

	Q2 2019	Q2 2018	% Change	YTD 2019	YTD 2018	% Change
Net income (loss) available to common stockholders	$38,833	$(14,155)		$59,549	$(31,646)
Net income available to participating securities	109	209		215	431
Non-controlling interests	463	(242)		810	(553)
Interest expense	95,706	97,226		189,689	189,525
Depreciation and amortization	133,031	146,450		266,640	290,950
EBITDA	268,142	229,488		516,903	448,707
Gain on sale of property, net of tax	(26,172)	(3,941)		(43,744)	(9,443)
Impairment on depreciated real estate investments	4,076	1,671		7,329	2,274
EBITDAre	246,046	227,218		480,488	441,538
Share-based compensation expense	3,615	8,016		9,222	17,514
Merger and transaction-related expenses	1,552	4,236		4,347	8,603
Severance	375	1,681		7,344	4,340
Casualty losses, net	(2,405)	2,432		(266)	7,950
Other, net	(610)	(1,631)		(3,735)	(3,367)
Adjusted EBITDAre	$248,573	$241,952	2.7%	$497,400	$476,578	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Debt / Annualized Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of
	June 30, 2019
Mortgage loans, net	$6,509,962
Secured term loan, net	400,869
Term loan facility, net	1,492,304
Revolving facility	—
Convertible senior notes, net	561,830
Total Debt per Balance Sheet	8,964,965
Retained and repurchased certificates	(333,905)
Cash, ex-security deposits (1)	(167,982)
Deferred financing costs	54,602
Unamortized discounts on note payable	15,976
Net Debt (A)	$8,533,656
2019 convertible senior notes, net	(229,989)
Pro Forma Net Debt (B) (2)	$8,303,667

	For the Three
	Months Ended
	June 30, 2019
Adjusted EBITDAre (C)	$248,573

Annualized Adjusted EBITDAre (D = C x 4)	$994,292

Net Debt / Annualized Adjusted EBITDAre (A / D)	8.6	x

Pro Forma Net Debt / Annualized Adjusted EBITDAre (B / D) (2)	8.4	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

(2)
In July 2019, the Company completed settling conversions of its 2019 Convertible Notes with common shares. Pro Forma Net Debt and Pro Forma Net Debt / Annualized Adjusted EBITDAre is reduced for the impact of the conversion of the 2019 Convertible Notes.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 37

Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	June 30, 2019
Interest expense	$95,706
Noncash interest expense	(12,172)
Fixed charges (A)	$83,534

Adjusted EBITDAre (B)	$248,573

Fixed charge coverage ratio (B / A)	3.0	x

Components of Noncash Interest Expense
(in thousands) (unaudited)

	Q2 2019	Q2 2018	YTD 2019	YTD 2018
Amortization of discounts on notes payable	$2,345	$2,254	$4,709	$4,508
Amortization of deferred financing costs	10,007	5,683	20,158	9,678
Change in fair value of interest rate derivatives	1	598	34	345
Amortization of swap fair value at designation	(182)	3,008	2,136	5,507
Total non-cash interest expense	$12,172	$11,543	$27,037	$20,038

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2019 Earnings Release and Supplemental Information — page 38